                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                        October 21, 1996 (August 8, 1996)
                        ---------------------------------

                          AMERICAN UNITED GLOBAL, INC.



    Delaware                       0-19404                    95-4359228
-------------------           ----------------              -------------
(State or other               (Commission File              (IRS Employer
jurisdiction of                    No.)                         ID No.)
incorporation)



                25 Highland Boulevard, Dix Hills, New York 11746
                ------------------------------------------------
                    (Address of principal executive offices)



                                 (516) 254-2134
               --------------------------------------------------
               Registrant's telephone number, including area code




          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS.

     ACQUISITION OF CONNECTSOFT, INC.

     On August 8, 1996, the Company acquired, through a merger with an acquisition subsidiary of the Company (the "Merger"), all of the outstanding capital stock of ConnectSoft, Inc. ("ConnectSoft"), a private company providing communications software applications and services for persons seeking access to and utilization of resources and information available on the Internet. ConnectSoft shareholders received, on a pro rata basis, an aggregate 1,000,000 shares of the Company's Series B Preferred Stock (the "Preferred Stock"). Such Preferred Stock does not pay a dividend, is not subject to redemption, has a liquidation preference of $3.50 per share over the Company's common stock, $.01 par value (the "Company Common Stock"), and votes together with the Company Common Stock as a single class on the basis of one vote for one share. Each share of Preferred Stock is convertible into shares of Company Common Stock at the holder's option into a minimum of 1,000,000 shares of Company Common Stock and a maximum of 3,000,000 shares of Company Common Stock, based upon certain criteria. The Preferred Stock may be converted into shares of Company Common Stock as follows:

               (i) Each share of Preferred Stock may be converted, at any time, into one (1) share of Company Common Stock (a minimum of 1,000,000 shares of such Common Stock if all such shares of Preferred Stock are so converted);

               (ii) In the event that the "Combined Pre-Tax Income" (as defined) of any or all of the "Subject Entities" (as defined) in ANY ONE of the three fiscal years ending July 31, 1997, July 31, 1998, or July 31, 1999 (each a "Measuring Fiscal Year" and collectively, the "Measuring Fiscal Years"):

                    (a) shall equal or exceed $3,000,000, each share of Preferred Stock may be converted into two shares of Company Common Stock (a maximum of 2,000,000 shares of such Common Stock if all such shares of Preferred Stock are so converted); or

                    (b) shall equal or exceed $5,000,000, each share of Preferred Stock may be converted into three shares of Company Common Stock (a maximum of 3,000,000 shares of such Common Stock if all such shares of Preferred Stock are so converted).

The "Subject Entities" include ConnectSoft and its consolidated subsidiaries (if any) and eXodus Technologies, Inc., as a direct majority-owned subsidiary of the Company, which has developed certain remote access computer software originated by ConnectSoft.

           The conversion ratio of the Preferred Stock shall be adjusted, such that each share of Preferred Stock may be converted into three shares of Company Common Stock, notwithstanding the levels of Combined Pre-Tax Income achieved, in the event that (i) the Company sells the assets or securities of any of the Subject Entities for consideration aggregating

$5,000,000 or more, (ii) the Company consummates an initial public offering of the securities of any of the Subject Entities (an "IPO") resulting in gross proceeds in excess of $10,000,000, or in a market valuation for 100% of the issuer's common stock equaling or exceeding $50,000,000, or (iii) a transaction occurs with any third party (whether tender offer, merger, consolidation or other combination) with the result that no shares of Company common stock will be publicly traded on The NASDAQ Stock Market or any other national securities exchange.

     Prior to consummation of the Merger, the Company provided interim working capital financing for ConnectSoft which aggregated approximately $3.4 million, assumed all of ConnectSoft's operating expenses and liabilities, and received proxies to vote approximately 80% of the outstanding ConnectSoft capital stock in favor of the Merger. The Company will increase its aggregate funding commitments to ConnectSoft and its related companies to a minimum of $5.0 million.


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

          (i)   Report of Independent Accountants.

          (ii) Balance Sheets of ConnectSoft, Inc., dated December 31, 1995 and December 31, 1994.

          (iii) Statements of Operations for the Years ended December 31, 1995, 1994 and 1993.

          (iv) Statements of Shareholders' Equity (Deficit) for the Years ended December 31, 1993, 1994 and 1995.

          (v) Statments of Cash Flow for the Years ended December 31, 1995, 1994 and 1993.

          (vi)  Notes to Financial Statements

     (b)  PRO FORMA FINANCIAL STATEMENTS

          None.

     (c)  EXHIBITS

          None.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        AMERICAN UNITED GLOBAL, INC.
                                           (Registrant)



Dated: October 21, 1996                 By: /S/ DAVID M. BARNES
                                            ------------------------------------
                                            David M. Barnes, Vice President
                                              and Chief Financial Officer

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        AMERICAN UNITED GLOBAL, INC.
                                           (Registrant)



Dated: October 21, 1996            By:
                                       --------------------------------------
                                         David M. Barnes, Vice President
                                         and Chief Financial Officer

                                CONNECTSOFT, INC.

                              FINANCIAL STATEMENTS

                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                             AS OF DECEMBER 31, 1995
                       AND 1994 AND FOR EACH OF THE THREE
                          YEARS ENDED DECEMBER 31, 1995

TABLE OF CONTENTS


                                                                         PAGE

Report of Independent Accountants                                          1

Balance Sheets                                                             2

Statements of Operations                                                   3

Statements of Shareholders' Equity (Deficit)                               4

Statements of Cash Flows                                                   5

Notes to Financial Statements                                         6 - 15

REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors
ConnectSoft, Inc.

We have audited the accompanying balance sheets of ConnectSoft, Inc. as of December 31, 1995 and 1994 and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the three years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ConnectSoft, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 12 to the financial statements, in 1996 the Company was acquired by American United Global, Inc.



COOPERS & LYBRAND L.L.P.


Seattle, Washington
October 19, 1996

CONNECTSOFT, INC.

BALANCE SHEETS

DECEMBER 31, 1995 AND 1994

                                                                                                   1995                 1994

                                                               ASSETS
Current assets:
  Cash                                                                                        $    68,623         $       -
  Restricted cash                                                                                     -               105,683
  Accounts receivable, net of allowance for doubtful accounts of $134,279
    and $4,000, respectively                                                                      303,281           1,796,633
  Inventories, net                                                                                135,325             210,757
  Prepaid expenses                                                                                 34,246              35,056
                                                                                              ------------        -------------

          Total current assets                                                                    541,475           2,148,129


  Property and equipment, net                                                                   2,340,550             881,805
  Restricted cash                                                                                   -                 430,812
  Capitalized software costs, net of accumulated amortization of $979,221 and $213,180,
    respectively                                                                                  926,690           1,390,173
  Operating lease deposits                                                                        153,793             132,459
  Other assets                                                                                    514,277              30,367
                                                                                              ------------        -------------

          Total assets                                                                        $ 4,476,785         $ 5,013,745
                                                                                              ------------        -------------
                                                                                              ------------        -------------

                                           LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)


Current liabilities:
  Accounts payable                                                                            $ 2,413,665         $ 1,699,490
  Billings in excess of revenues earned                                                           412,288             588,810
  Accrued liabilities                                                                             485,967             278,748
  Current portion, capital lease obligations                                                      825,844             196,960
  Current portion, long-term debt                                                                    -                108,052
  Line of credit                                                                                4,109,122                -
                                                                                              ------------        -------------

          Total current liabilities                                                             8,246,886           2,872,060
                                                                                              ------------        -------------

  Long-term debt, less current portion                                                              -                 400,000
  Capital lease obligations, less current portion                                               1,279,033             352,586
                                                                                              ------------        -------------
                                                                                              ------------        -------------

          Total long-term obligations                                                           1,279,033             752,586
                                                                                              ------------        -------------
            Total liabilities                                                                   9,525,919           3,624,646
                                                                                              ------------        -------------
  Commitments and contingencies

Shareholders' equity (deficit):
  Convertible preferred stock:
    Series A, $0.001 par value; 1,796,873 shares authorized, issued and outstanding                 1,797               1,797
    Series B, $0.001 par value; 600,000 shares authorized; no shares issued or                         -                   -
          outstanding
    Series C, $0.001 par value; 2,412,625 shares authorized; 1,832,632 shares issued
          and outstanding                                                                           1,832               1,832
    Series D, $0.001 par value; 5,667,368 shares authorized; no shares issued or
          outstanding                                                                                 -                   -
  Common stock, no par value; 30,000,000 shares authorized; 6,119,773 and 5,772,895
    issued and outstanding at December 31, 1995 and 1994, respectively                            474,075             453,580
  Additional paid-in capital                                                                    2,057,960           2,057,960
  Accumulated deficit                                                                          (7,584,798)         (1,126,070)
                                                                                              ------------        -------------

          Total shareholders' equity (deficit)                                                 (5,049,134)          1,389,099
                                                                                              ------------        -------------

            Total liabilities and shareholders' equity (deficit)                              $ 4,476,785         $ 5,013,745
                                                                                              ------------        -------------
                                                                                              ------------        -------------


The accompanying notes are an integral part of the financial statements.

CONNECTSOFT, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                             1995                   1994                    1993

Revenues:
    Contract services                                                  $  3,201,437           $   4,418,859          $   1,967,830
    Retail products                                                       8,429,564               3,307,016                201,187
                                                                        -------------        ----------------        ---------------

            Total revenues                                               11,631,001               7,725,875              2,169,017
                                                                        -------------        ----------------        ---------------
Cost of sales:
    Contract services                                                     3,848,269               2,726,879              1,577,167
    Retail products                                                       1,296,470                 340,650                 81,269
                                                                        -------------        ----------------        ---------------

            Total cost of sales                                           5,144,739               3,067,529              1,658,436
                                                                        -------------        ----------------        ---------------

                Gross profit                                              6,486,262               4,658,346                510,581
                                                                        -------------        ----------------        ---------------
Operating expenses:
    Product development                                                   4,834,843                 479,148                464,137
    Sales and marketing                                                   3,158,010               1,606,162                406,369
    General and administrative                                            3,211,772               1,904,238                857,847
                                                                        -------------        ----------------        ---------------

            Total operating expenses                                     11,204,625               3,989,548              1,728,353
                                                                        -------------        ----------------        ---------------

Operating income (loss)                                                  (4,718,363)                668,798             (1,217,772)
                                                                        -------------        ----------------        ---------------

Other income (expense):
    Interest expense                                                       (628,045)               (121,519)              (103,241)
    Loss on factored receivables                                           (190,117)                (94,566)               (26,826)
    Other                                                                  (922,203)                    -                    4,686
                                                                        -------------        ----------------        ---------------

            Total other expense                                          (1,740,365)               (216,085)              (125,381)
                                                                        -------------        ----------------        ---------------

                Net income (loss)                                      $ (6,458,728)          $     452,713           $ (1,343,153)
                                                                        -------------        ----------------        ---------------
                                                                        -------------        ----------------        ---------------


The accompanying notes are an integral part of  the financial statements.

CONNTECTSOFT, INC.

STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


                                         Class A                Convertible
                                      Preferred Stock         Preferred Stock                  Common Stock
                                     ------------------    ---------------------         ------------------------
                                     Shares     Amount       Shares       Amount          Shares          Amount

Balances at January 1, 1993           50,000  $  100,000        -         $  -            231,367     $   83,860
Dividends paid to Class A
 Preferred shareholders                -         -              -            -               -              -
Conversion of Class A
 Preferred Stock to Common Stock     (50,000)   (100,000)       -            -             50,000        100,000
Exercise of Common Stock options       -          -             -            -             43,113            425
Common Stock issued to
  independent contractors              -          -             -            -              2,804         11,200
Conversion of promissory notes to
 Common Stock                          -          -             -            -             18,500         39,000
Conversion of employee deferred
 wages notes payable to
 Common Stock                          -          -             -            -             13,787         55,149
Sale of Common Stock                                                                       13,525        129,945
Increase in the number of common
 shares outstanding resulting
 from 15 for 1 stock split             -          -             -            -          5,223,352           -
Sale of Series A Convertible
 Preferred Stock, net of $61,420
 issuance costs                        -          -          1,347,655      1,348            -              -
Net loss                               -          -             -            -               -              -
                                   ---------  -----------   ------------  ----------  --------------  -------------

Balance at December 31, 1993           -          -          1,347,655      1,348       5,596,448        419,579

Exercise of Common Stock options       -          -             -            -            176,447         34,001
Sale of Series A Convertible
 Preferred Stock, net of $7,293
 issuance costs                        -          -            449,218        449            -              -
Sale of Series C Convertible
 Preferred Stock, net of $91,513
 issuance costs                        -          -           1,832,632     1,832            -              -
Dividends paid to Series A
 Preferred Shareholders                -          -             -            -               -              -
Net income                             -          -             -            -               -              -
                                   ---------  -----------   ------------  ----------  --------------  -------------

Balances at December 31, 1994          -          -           3,629,505     3,629       5,772,895        453,580

Exercise of Common Stock options       -          -             -            -            346,878         20,495
Net loss                               -          -             -            -               -              -
                                   ---------  -----------   ------------  ----------  --------------  -------------

Balances at December 31, 1995                $                3,629,505   $ 3,629       6,119,773     $  474,075
                                   ---------  -----------   ------------  ----------  --------------  -------------
                                   ---------  -----------   ------------  ----------  --------------  -------------


                                     Additional                               Total
                                      Paid-In         Accumulated         Shareholders'
                                      Capital            Deficit         Equity (Deficit)

Balances at January 1, 1993         $      -        $   (218,806)        $     (34,946)
Dividends paid to Class A
 Preferred shareholders                    -              (5,184)               (5,184)
Conversion of Class A
 Preferred Stock to Common Stock           -                 -                      -
Exercise of Common Stock options           -                 -                     425
Common Stock issued to
  independent contractors                  -                 -                  11,200
Conversion of promissory notes to
 Common Stock                              -                 -                  39,000
Conversion of employee deferred
 wages notes payable to
 Common Stock                              -                 -                  55,149
Sale of Common Stock                       -                 -                 129,945
Increase in the number of common
 shares outstanding resulting
 from 15 for 1 stock split                 -                 -                  -
Sale of Series A Convertible
 Preferred Stock, net of $61,420
 issuance costs                         687,232              -                 688,580
Net loss                                   -          (1,343,153)           (1,343,153)
                                      ------------   ---------------     --------------

Balance at December 31, 1993            687,232       (1,567,143)             (458,984)

Exercise of Common Stock options           -                 -                  34,001
Sale of Series A Convertible
 Preferred Stock, net of $7,293
 issuance costs                         242,258              -                 242,707
Sale of Series C Convertible
 Preferred Stock, net of $91,513
 issuance costs                       1,128,470              -               1,130,302
Dividends paid to Series A
 Preferred Shareholders                    -             (11,640)              (11,640)
Net income                                 -             452,713               452,713
                                      ------------   ---------------     --------------

Balances at December 31, 1994         2,057,960       (1,126,070)            1,389,099

Exercise of Common Stock options           -                 -                  20,495
Net loss                                   -          (6,458,728)           (6,458,728)
                                      ------------   ---------------     --------------

Balances at December 31, 1995       $ 2,057,960     $ (7,584,798)        $  (5,049,134)
                                      ------------   ---------------     --------------
                                      ------------   ---------------     --------------



The accompanying notes are an integral part of the financial statements.

CONNECTSOFT, INC.
STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                                        1995              1994             1993

Cash flow from operating activities:
    Net income (loss)                                                              $ (6,458,728)      $  452,713      $ (1,343,153)
    Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:
     Provision for doubtful accounts                                                    130,279          (22,950)           26,950
     Depreciation and amortization                                                    1,902,006          336,862            95,555
     Inventory allowance                                                                 89,956             -                  -
     Changes in:
       Accounts receivable                                                            1,221,682       (2,079,090)           84,131
       Inventories                                                                      (14,524)        (187,413)          (10,916)
       Prepaid expenses                                                                     811          (13,540)           34,631
       Operating lease deposits                                                         (21,334)        (110,849)           (8,232)
       Other assets                                                                    (220,000)         (10,000)           31,079
       Accounts payable                                                                 375,675        1,392,438           240,007
       Accrued liabilities                                                              207,219           87,664           395,441
       Billings in excess of revenue earned                                            (176,522)         588,810               -
                                                                                   --------------    --------------   --------------
       Net cash provided by (used in) operating activities                           (2,963,480)         434,645          (454,507)
                                                                                   --------------    --------------   --------------

Cash flows from investing activities:
    Purchase of property and equipment                                                 (118,095)        (346,749)          (48,213)
    Capitalized software development costs                                             (733,708)      (1,164,440)         (361,694)
                                                                                   --------------    --------------   --------------
       Net cash used in investing activities                                           (851,803)      (1,511,189)         (409,907)
                                                                                   --------------    --------------   --------------

Cash flows from financing activities:
    Proceeds from line of credit                                                      4,109,122          200,000           185,911
    Payment of line of credit                                                             -             (420,000)              -
    Proceeds from shareholder note payable                                                -              545,000            40,032
    Payment of notes payable to shareholders                                              -             (585,032)         (193,082)
    Proceeds from long-term debt                                                          -              800,000               -
    Payment of long-term debt                                                          (500,000)        (666,532)              -
    (Increase) decrease in restricted cash                                              536,495         (536,495)              -
    Bank overdrafts                                                                       -               10,335               -
    Payment of capital lease obligations                                               (415,545)         (86,089)          (26,398)
    Payments of notes payable to employees                                               (8,052)             -                 -
    Issuance of convertible preferred stock, net of issuance costs                        -            1,373,009           688,580
    Issuance of common stock                                                             20,495           34,001           141,570
    Payment of dividends                                                                  -              (11,640)           (5,184)
    Net proceeds from factored receivables                                              141,391          399,937               -
                                                                                   --------------    --------------   --------------

       Net cash provided by financing activities                                      3,883,906        1,056,494           831,429
                                                                                   --------------    --------------   --------------

    Net  increase in cash                                                                68,623          (20,050)          (32,985)
    Cash, beginning of year                                                               -               20,050            53,035
                                                                                   --------------    --------------   --------------

    Cash, end of year                                                              $     68,623      $      -         $     20,050
                                                                                   --------------    --------------   --------------
                                                                                   --------------    --------------   --------------

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:
       Interest                                                                    $    398,512       $  240,011      $     94,466
                                                                                   --------------    --------------   --------------
                                                                                   --------------    --------------   --------------
    Noncash investing and financing activities:
       Property and equipment acquired with capital lease obligations              $  1,970,876       $  571,806      $     44,200
                                                                                   --------------    --------------   --------------
                                                                                   --------------    --------------   --------------
       Unpaid employee compensation converted to promissory notes                  $      -           $    5,625      $       -
                                                                                   --------------    --------------   --------------
                                                                                   --------------    --------------   --------------
        Accounts and notes payable exchanged for common stock                      $      -           $     -         $     94,149
                                                                                   --------------    --------------   --------------
                                                                                   --------------    --------------   --------------



The accompanying notes are an integral part of the financial statements.

CONNECTSOFT, INC.

NOTESS TO FINANCIAL STATEMENTS


1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     DESCRIPTION OF THE COMPANY

     Connectsoft, Inc., previously Adonis Corporation (the "Company") was founded in 1988. The Company has been engaged in two primary business activities as follows:

          CONTRACT SERVICES: The contract services business was founded in 1988 and the Company grew to be one of the premier providers of MicroSoft Windows-based contract programming services. These services were marketed directly to the PC industry, peripheral manufacturers and corporate information services departments. In 1996, the Company discontinued this business.

          RETAIL PRODUCTS: In 1990, the Company expanded the scope of its business with the publication of Company developed application software. Through retail products divisions, the Company markets a family of Windows-based telecommunication programs for accessing on-line information services. Included in the Company's line of products are E-mail connection software and children's E-mail and internet connection products.

     PROPERTY AND EQUIPMENT

     Furniture and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives ranging from 3 to 5 years. Tenant improvements are depreciated over the term of the facility lease or useful life, whichever is shorter. Expenditures for additions and improvements are capitalized; expenditures for maintenance and repairs are expensed as incurred. Gains and losses on assets, retired or otherwise disposed of, are reflected in operations.

     INVENTORIES

     Inventories are stated at the lower of first-in, first-out ("FIFO") cost or market and consist of the following at December 31:
                                                   1995               1994


          Materials                           $ 211,124           $ 164,914
          Finished goods                         14,157              45,843
          Obsolescence allowance                (89,956)               -
                                              -----------        ------------
                                              $ 135,325          $  210,757
                                              -----------        ------------
                                              -----------        ------------

CONNECTSOFT, INC.

1.   THE  COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     RESTRICTED CASH

     At December 31, 1994 the Company had a certificate of deposit in the amount of $500,000 plus accrued interest which was pledged as collateral on long-term debt. The CD had an interest rate of 4.75% and it matured on April 10, 1995. At December 31, 1994 the Company also had a certificate of deposit in the amount of $30,812 plus accrued interest which was pledged as collateral on a capital lease. The CD had an interest rate of 3.50% for the first three months and was adjusted every three months thereafter and matured on June 10, 1995. All of the Company's restricted cash was held at one financial institution.

     SOFTWARE DEVELOPMENT COSTS

     Software development costs incurred in conjunction with product development are charged to product development expense until technological feasibility is established. Thereafter, all software product development costs are capitalized and reported at the lower of unamortized cost or net realizable value of each product. The establishment of technological feasibility and the on-going assessment of the recoverability of costs require considerable judgment by the Company with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. After consideration of the above factors, the Company amortizes capitalized software costs for each software product using the straight-line method over the estimated economic life of the software.

     INCOME TAXES

     Deferred tax assets and liabilities are recorded for differences between the financial statement and tax bases of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

     FINANCIAL INSTRUMENTS

     The carrying amounts of cash and accounts receivable approximate fair value due to their short-term maturities. The carrying value of the Company's line of credit balance approximates its estimated fair value because the rate of interest on the line of credit approximates current interest rates for similar obligations with like maturities.

CONNECTSOFT, INC.

1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     REVENUE RECOGNITION

          CONTRACT SERVICES: During the years ended December 31, 1995, 1994 and 1993, the Company entered into both "Time and Materials" and "Fixed Bid" contracts with customers. Revenue on these contracts is recognized using the percentage-of-completion contract accounting method, or on a completed contract basis, in accordance with the American Institute of Certified Public Accountant's statement of position SOP 91-1, Software Revenue Recognition ("SOP 91-1").

          RETAIL PRODUCTS: Revenue from sales of software products to end-users and distributors is recognized upon product shipment, net of an allowance for returns. The Company permits customers to return products within certain specified periods. The Company also licenses products to original equipment manufacturers ("OEM") and recognizes royalties in accordance with SOP 91-1.

     CONCENTRATION OF CREDIT RISK

     The Company provides contract services to PC users and manufacturers, and corporate information services departments who are located primarily in the United States. Concentrations of credit risk with respect to trade receivables are limited to the Company's diverse customer base. The Company closely monitors extensions of credit and has never experienced significant credit losses.

     PRIVATE  PLACEMENT AND ACQUISITION COSTS

     During 1995 the Company incurred $441,623 associated with certain abandoned equity offering and financing transactions. Such costs have been charged to operations. Also, during 1995 the Company incurred $487,726 associated with an abandoned acquisition transaction. Such costs have been charged to operations.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and assumptions.

     It is reasonably possible that the estimates of anticipated future gross revenues and the remaining estimated economic life of the Company's products used to calculate amortization of software development costs may be reduced significantly in the near term. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

CONNECTSOFT, INC.

1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     RECLASSIFICATIONS

     Certain balances in the 1994 financial statements have been reclassified to conform to the 1995 presentation. These reclassifications had no effect on the net income (loss) or shareholder's equity (deficit) as previously reported.

2.   ACCOUNTS RECEIVABLE:

     At December 31, accounts receivable consisted of the following:

                                                       1995          1994


          Receivables assigned to factor          $  182,833    $   769,200
          Less advances from factor                 (141,391)      (399,938)
          Funds in excess of reserve
          requirements                                 3,125         24,595
                                                   -----------   ------------
               Due from factor                        44,567        393,857

          Accounts receivable                        392,993      1,406,776
          Allowance for doubtful accounts           (134,279)        (4,000)
                                                   -----------   ------------
                                                   $ 303,281    $ 1,796,633
                                                   -----------   ------------
                                                   -----------   ------------

     In May 1993, the Company entered into an agreement with an investment company to secure short-term financing by factoring accounts receivable. Under this agreement, the Company is permitted to receive up to 80% of pre-approved receivables and 65% of retail product receivables assigned on a recourse basis. The remaining balances are retained by the investment company as a reserve against losses and are refunded to the Company following receipt of Company's payment. Receivables sold are collateralized by all owned assets of the Company and are personally guaranteed by an officer of the Company. Approximately $2,775,000 and $2,015,000 of accounts receivable were sold during 1995 and 1994, respectively.

3.   PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following at December 31:


                                                       1995           1994


          Computer equipment                     $   219,820      $ 126,184
          Computer and other equipment under
          capital leases                           2,586,882        646,930
          Furniture and fixtures                     204,253        184,657
          Tenant improvements                        144,993        140,128
                                                  -----------    ------------
                                                   3,155,948      1,097,899

          Less accumulated depreciation and
            amortization (includes
            accumulated amortization of
            capital leases of $565,153
            and $115,212 for 1995 and 1994,
            respectively)                           (815,398)      (216,094)
                                                  ------------    ------------

                                                 $ 2,340,550      $ 881,805
                                                 ------------     ------------
                                                 ------------     ------------

CONNECTSOFT, INC.

4.   OTHER ASSETS:

     During 1995 the Company entered into software license agreements with two software development companies to use their software in products the Company develops. The license fees under the agreements were $510,000 and are amortized on a straight-line method over the estimated economic life of the software products. The Company is also required to pay certain other license and maintenance fees under the agreements which are expensed when incurred.

5.   LINE OF CREDIT:

     On September 20, 1995, the Company entered into a $3,000,000 line of credit agreement with a major customer, with interest at 17% and principal and accrued interest due on December 31, 1995. At December 31, 1995, the Company had borrowed $3,000,000 under this loan agreement.

     On November 1, 1995, the Company entered into another loan agreement with the major customer for additional borrowings up to a maximum of $3,000,000 with interest at 17% and principal and accrued interest due January 1996. The note was personally guaranteed by the President and majority shareholder of the Company and collateralized by a first lien on all of the capital stock of the Company owned by the President and majority stockholder. At December 31, 1995, the Company had borrowed $1,109,122 under this loan agreement.

     In connection with the acquisition of the Company discussed in Note 12, the line of credit debt was settled for $2,000,000 which resulted in debt and interests forgiveness of $2,558,246.

6.   LONG-TERM DEBT:

     At December 31, 1994 long-term debt was as follows:

          Term loan payable to bank, monthly interest
           only payments bearing interest at the CD rate
           plus 2% (6.75% at  December 31, 1994)                  $ 500,000
          Notes payable to employees, bi-weekly
           principal and interest payments, bearing
           interest at 18%, due in June 1995                          8,052
                                                                  ----------
                                                                    508,052
          Less current portion                                     (108,052)
                                                                  ----------
                                                                  $ 400,000
                                                                  ----------
                                                                  ----------

CONNECTSOFT, INC.

7.   COMMITMENTS AND CONTINGENCIES:

     LEASE OBLIGATIONS

     At December 31, 1995, the Company was obligated under capital leases for computer hardware and other capital equipment and furniture utilized in its operations. The Company also is obligated under operating leases for its office space. Subsequent to December 31, 1995, the Company entered into new operating lease agreements and modified the terms on other operating leases. Future minimum lease payments under capital and operating leases, including the new and revised leases, are as follows:


                                                    CAPITAL        OPERATING
                                                    LEASES           LEASES

          1996                                   $ 1,068,865    $   668,289
          1997                                       971,018        661,720
          1998                                       454,279        525,198
          1999                                        15,204        394,564
          2000                                           -          400,143
          Thereafter                                     -          349,492
                                                -------------   -------------

          Total minimum lease payments             2,509,366    $ 2,999,406
                                                -------------   -------------
                                                                -------------
          Less amount representing
          interest                                  (404,489)
                                                -------------

          Present value of net minimum
          lease payments                         $ 2,104,877
                                                -------------
                                                -------------

     Rent expense for 1995, 1994 and 1993 was $615,143, $299,537 and $139,820,
     respectively.

     CONTINGENCIES

     The Company is involved in various legal matters arising in the normal course of business. Although the outcome of these matters is not determinable at this time, management believes that the ultimate outcomes will not have a material adverse effect on the Company's financial position or results of operations.

8.   INCOME TAXES:

     Due to net taxable losses incurred, the Company did not record any Federal income tax expense or benefit for 1995, 1994 or 1993. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

CONNECTSOFT, INC.

8.   INCOME TAXES, CONTINUED:

     The significant components of the Company's deferred income tax assets and liabilities are as follows:


                                                          DECEMBER 31
                                                 -----------------------------
                                                       1995         1994
                                                 -----------------------------
        Deferred income tax assets:
          Tax loss carryforwards                 $ 2,177,727      $ 754,988
          Capitalized software costs                 276,045            -
          Accrued liabilities                         47,413         36,818
          Allowance for doubtful accounts
          receivable                                  45,655            -
          Inventory                                   42,779         46,880
          Other                                        8,290          5,938
                                                 --------------  -------------

        Deferred income tax assets                 2,597,909        844,624
                                                 --------------  -------------
        Deferred income tax liability:
          Depreciation                               (48,332)        (5,400)
          Capitalized software costs                      -        (454,859)
                                                  --------------  -------------

        Deferred income tax
        liability                                    (48,332)      (460,259)
                                                 --------------  -------------
          Valuation allowance                     (2,549,577)      (384,365)
                                                 --------------  -------------
          Net deferred income tax assets         $     -          $      -
                                                 --------------  -------------
                                                 --------------  -------------

     As a result of the acquisition of the Company by American United Global, Inc. in 1996 (see Note 12), there is a limitation of use on the Company's tax loss carryforwards. Because of the limitation and because of the Company's prior operating results, full valuation allowances have been recorded at December 31, 1995 and 1994. The net deferred tax asset will be realized when future taxable income is earned.

     The Company has net operating loss carryforwards of approximately $6,406,000 with expiration dates through fiscal year 2010.

9.   CAPITAL STOCK:

     RECAPITALIZATION: Effective September 23, 1993, the shareholders approved a recapitalization of the Company's capital structure and increased authorized shares of common stock to 30,000,000 shares. In addition, a 15-for-1 stock split was authorized for all outstanding securities. The recapitalization resulted in the conversion of 50,000 shares of Class A preferred stock into common stock on a one-for-one basis and authorized payment of dividends totaling $11,640 to the preferred shareholders.

CONNECTSOFT, INC.

9.   CAPITAL STOCK, CONTINUED:

     PREFERRED STOCK: On November 12, 1993, the shareholder's authorized 1,796,873 shares of Series A Convertible Preferred Stock and 600,000 shares of Series B Convertible Preferred Stock. A shareholder has an option to purchase the 600,000 shares of Series B Convertible Preferred Stock at approximately $0.83 per share for a total investment of $500,000.

     On December 14, 1993, the Company issued 1,347,655 shares of Series A Convertible Preferred Stock to a corporate investor at approximately $0.55 per share.

     On August 9, 1994, the shareholders authorized 2,412,625 shares of Series C Convertible Preferred Stock and 5,667,368 shares of Series D Convertible Preferred Stock. On August 9, 1994, a corporate investor purchased 1,832,632 shares of Series C Convertible Preferred Stock at approximately $0.67 per share. In connection with the Series C Convertible Preferred Stock financing, the Company issued 579,993 options to acquire Series C Preferred Stock at $.67 per share to an existing shareholder, and extended the expiration date of the 600,000 Series B options from June 30, 1994 to 60 days after the delivery of the 1994 financial statements. The Series C options expire 60 days after the delivery of the 1995 financial statements. The Board of Directors has the authority to issue Series D stock without the consent of Series A and B stockholders. The Series D stock must be issued for consideration of not less than $0.8333 per share, and is convertible into not more than 5,667,368 shares of common stock as determined by the Board of Directors.

     The Preferred Series A, B and C Shares are convertible at the holders' option any time up to December 31, 1999 into common stock of the Company on a 1-to-1 basis. The conversion ratio will be adjusted under certain circumstances, as defined by the agreements. Terms of the Preferred Stock Purchase Agreement limit dividend payments, provide anti-dilution protection, provide right of first negotiation on proposed equity and debt financing and prohibit authorization of any senior class of equity instrument without approval. Series A and B have the right, voting as a class separate from the holders of common stock, to elect a director. The holders of Series C, voting as a class, have the right to elect a director. Series A, B and C have equal rights and rights ahead of Series D Preferred Stock with respect to liquidation. In the event of liquidation, Series A, B and C preferred shareholders will be entitled to receive an amount equal to the purchase price for each share owned, dividends declared but unpaid, and a premium amount equal to 12%, compounded annually, from date of issuance on the purchase price of the preferred shares. Any assets remaining after payment of the preferred liquidation preference, if any, will be distributed to the holders of the preferred and common stock in proportion to the number of common shares held after conversion adjustments.

CONNECTSOFT, INC.

9.   CAPITAL STOCK, CONTINUED:

     On January 13, 1994, the same corporate investor purchased an additional 449,218 shares of Series A Convertible Preferred Stock at approximately $0.55 per share.

     EMPLOYEE STOCK OPTION PLAN

     The Company has stock option plans which provide for nonqualified and incentive stock options for officers, employees, directors and consultants. Shares of common stock reserved for the plan total 5,750,000. Options granted under the plan generally become exercisable, at a rate of 33% per year from the date of grant, are dependent on the optionee's continuous employment, and expire 10 years from the date of grant or three months subsequent to termination. Stock options are issued at prices equal to the estimated fair market value at the date of grant. Proceeds received upon the exercise of stock options are credited to the common stock account.

     Stock option activity and option price information for the years ended December 31, 1995, 1994 and 1993, is summarized as follows:

                                                   OUTSTANDING STOCK OPTIONS
                                                   -------------------------

                                                    NUMBER OF   OPTION PRICE
                                                     SHARES      RANGE

          Balance, January 1, 1993                2,449,875    $ 0.01 - 0.18
            Granted                                 710,125    $ 0.20 - 0.67

            Exercised                              (646,695)   $ 0.01 - 0.20

            Canceled                               (265,500)   $ 0.13 - 0.27
                                                -------------

          Balance, December 31, 1993              2,247,805    $ 0.01 - 0.67
            Granted                                 195,000    $ 0.67 - 0.83

            Exercised                              (176,447)   $ 0.13 - 0.67

            Canceled                               (152,708)   $ 0.13 - 0.67
                                                -------------

          Balance, December 31, 1994              2,113,650    $ 0.01 - 0.83
            Granted                                 563,350    $ 2.80

            Exercised                              (346,878)   $ .01  -  .83

            Canceled                               (364,652)   $ .20  - 2.80
                                                -------------

          Balance, December 31, 1995              1,965,470    $ 0.01 - 2.80

CONNECTSOFT, INC.

9.   CAPITAL STOCK, CONTINUED:

     EMPLOYEE STOCK OPTION PLAN, CONTINUED

     At December 31, 1995 and 1994, 1,860,097 and 58,795 shares are available for future grant. Total shares exercisable at December 31, 1995 and 1994 are 1,796,062 and 1,815,395, respectively.


10.  401(k) PROFIT SHARING PLAN:

     Effective May 1, 1994, the Company adopted a 401(k) Retirement and Profit Sharing Plan (the "Plan"). The Plan covers all full time employees who have completed three consecutive months of service and are at least 18 years of age. Under the terms of the Plan, participants may contribute up to 15% of gross wages up to the statutory limits. The Company made no contributions to the Plan during 1995 and 1994.


11.  MAJOR CUSTOMERS:

     The Company's largest contract services customer accounted for approximately 23% and 55% of total revenues in 1995 and 1994, respectively. The Company's largest retail products customer accounted for approximately 63% and 29% of total revenues during 1995 and 1994, respectively. Revenues from three principal customers from contract services in 1993 accounted for 16.1%, 17.2%, and 20% of total revenues.

12.  SUBSEQUENT EVENTS:

     In April 1996, the Company entered into a letter of intent agreement and plan of merger with American United Global, Inc., a Delaware corporation ("AUGI"). The merger was completed with a final merger agreement dated June 28, 1996 and approved by the Company's shareholders on July 31, 1996.
     Under the merger agreement, the record owners of all outstanding fully diluted equity of the Company will receive a proportional amount of 1,000,000 shares of Series B Convertible Preferred stock of AUGI. The record owners of all outstanding fully diluted equity of the Company prior to the merger will be all stockholders of the Company after giving effect to the conversion and exercises of warrants and vested stock options. The AUGI preferred shares have a par value of $.01, do not pay a dividend, are not subject to redemption, have a liquidation preference over AUGI's common stock of $3.50 per share, vote together with AUGI common stock and are convertible into AUGI common stock at a variable conversion rate depending upon future income earned by AUGI from business operations engaged in by the Company at the time of acquisition. The conversion rate can vary from one-to-one to one-to-three.

     In connection with the acquisition, AUGI paid certain debt of the Company and agreed to make advances to the Company totaling $5 million including amounts advanced at the time of the acquisition.